Exhibit 8.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

May 20, 2022

AEA-Bridges Impact Corp.

P.O. Box 1093, Boundary Hall

Cricket Square, Grand Cayman

Cayman Islands, KY1-1102

LiveWire Group, Inc.

1209 Orange Street

Wilmington, New Castle

County, Delaware 19801

Ladies and Gentlemen:

We are United States tax counsel to AEA-Bridges Impact Corp., a Cayman Islands exempted company (“ABIC”) and LiveWire Group, Inc., a Delaware corporation (“HoldCo”), in connection with the preparation of the registration statement on Form S-4 (as amended, and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-262573) originally filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2022, under the Securities Act of 1933, as amended (the “Securities Act”), by ABIC and HoldCo. The Registration Statement relates to the registration of 80,500,000 shares of common stock of Domesticated ABIC (as defined below), 30,500,000 warrants to purchase shares of common stock of Domesticated ABIC, 254,000,000 shares of common stock of HoldCo, and 30,500,000 warrants to purchase shares of common stock of HoldCo.

The Registration Statement is being filed in connection with the transactions contemplated by the Business Combination Agreement, dated as of December 12, 2021 (the “BCA”), by and among ABIC, HoldCo, LW EV Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of HoldCo (“Merger Sub”), Harley-Davidson, Inc., a Wisconsin corporation (“H-D”), and LiveWire EV, LLC, a Delaware limited liability company (the “Company”). In connection with the transactions described in the Registration Statement, ABIC will be domesticated as a Delaware corporation (the “Domestication”) and renamed as AEA-Bridges Impact Corp., a Delaware corporation (“Domesticated ABIC”) (the Domestication, together with the other transactions described in the BCA, the “Business Combination”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement or the BCA, as applicable.

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AEA-Bridges Impact Corp.

LiveWire Group, Inc.

May 20, 2022

You have requested our opinion concerning the discussion of the Business Combination set forth in the sections entitled “Material Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders — Effects of the Domestication on U.S. Holders,” “Material Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders — Tax Consequences of the Merger,” “Material Tax Considerations — U.S. Federal Income Tax Considerations to Non-U.S. Holders — Effects of the Domestication on Non-U.S. Holders” and “Material Tax Considerations — U.S. Federal Income Tax Considerations to Non-U.S. Holders — Tax Consequences of the Merger” in the Registration Statement (the “Tax Disclosure”). In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.     All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents (other than HoldCo) had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

b.     All factual representations, warranties and statements made or agreed to by the parties to the BCA, the Subscription Agreements, the Sponsor Letter Agreement and the other agreements referred to in each of the foregoing (collectively, the “Agreements,” and together with the Registration Statement, the “Documents”), and in each of the officer’s certificates provided to us by ABIC, H-D, and HoldCo, are true, correct and complete as of the date hereof and will remain true, correct and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

c.     The descriptions of ABIC in the Registration Statement, the registration statement filed in connection with ABIC’s initial public offering, and ABIC’s other public filings are true, accurate and complete;

d.     The descriptions of the Company (including as relevant, with respect to H-D as predecessor) and HoldCo in the Registration Statement are true, accurate and complete;

AEA-Bridges Impact Corp.

LiveWire Group, Inc.

May 20, 2022

e.     The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate and complete, the Business Combination will be consummated in accordance with such description and with the BCA and the other Documents, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the BCA and the other Agreements;

f.     The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified;

g.     ABIC (including Domesticated ABIC following the Domestication), H-D, HoldCo and all other relevant Persons will report the Business Combination for all U.S. federal income tax reporting purposes in a manner consistent with this opinion;

h.     For purposes of the Reorganization Opinion, at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Domesticated ABIC immediately prior to the Merger will be held by Domesticated ABIC immediately after the Merger, and at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger will be held by Domesticated ABIC immediately after the Merger;

i.     For purposes of the Reorganization Opinion, the amount of cash in the Trust Account as of immediately following the Closing will, after taking into account cash utilized in the SPAC Shareholder Redemptions, the payment of transaction expenses and any other uses for such cash described in the BCA, equal at least fifty percent (50%) of the amount of cash in the Trust Account on the date hereof.

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions in connection with the Business Combination, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure,

AEA-Bridges Impact Corp.

LiveWire Group, Inc.

May 20, 2022

subject to the assumptions, limitations and qualifications stated therein, and, as further described in the Tax Disclosure, does not address (i) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure, (ii) any matter arising in connection with Section 367 of the Code, or (iii) any matter arising in connection with the “passive foreign investment company” rules of Sections 1291 to 1297 of the Code.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the headings “Material Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders — Effects of the Domestication on U.S. Holders,” “Material Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders —Tax Consequences of the Merger,” “Material Tax Considerations — U.S. Federal Income Tax Considerations to Non-U.S. Holders — Effects of the Domestication on Non-U.S. Holders” and “Material Tax Considerations — U.S. Federal Income Tax Considerations to Non-U.S. Holders — Tax Consequences of the Merger” insofar as they address the material U.S. federal income tax considerations of the Transactions for U.S. Holders and Non-U.S. Holders of Public Shares and Public Warrants (and, to the extent relevant, Domesticated ABIC Common Stock and Domesticated ABIC Warrants), and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise herein and therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name and this opinion in the Tax Disclosure and under the headings “Questions and Answers about the Proposals for Shareholders” and “Risk Factors - Risks Related to the Business Combination and ABIC”. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

AEA-Bridges Impact Corp.

LiveWire Group, Inc.

May 20, 2022

Very truly yours,

/s/ Kirkland & Ellis LLP